Exhibit 31.4

CERTIFICATION

I, Michael Gilligan, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of PowerShares DB US Dollar Index Trust; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: March 29, 2013	/s/ Michael Gilligan
Michael Gilligan
Chief Financial Officer